Exhibit 3.12
FIRST AMENDMENT TO
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
AURORA GREENSBORO LLC
     This First Amendment (this “Amendment”) to the Limited Liability Company Operating Agreement (the “LLC Agreement”) of Aurora Greensboro LLC, a North Carolina limited liability company (the “ Company”), is made as of May 25, 2010, by and between the Company and Aurora Diagnostics, LLC, a Delaware limited liability company (the “ Sole Member).”
     WHEREAS, Section 14 of the LLC Agreement provides, in part, that the terms and provisions of the LLC Agreement may be modified or amended with the written consent of the Sole Member, and the Sole Member has determined that it is in the best interests of the Company to amend the LLC Agreement as set forth in this Amendment.
     NOW THEREFORE, the LLC Agreement is hereby amended as follows:
     1. Amendment to Section 3. Section 3 of the LLC Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:
“Name. The name of the Company will be “Aurora Greensboro LLC” or such other name that complies with applicable law as the Members may select from time to time.”
     2. General Provisions.
          (a) On and after the date hereof, each reference in the LLC Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of like import referring to the LLC Agreement shall mean and be a reference to the LLC Agreement as amended by this Amendment.
          (b) This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
          (c) The LLC Agreement as amended, this Amendment, and the documents and instruments and other agreements among the parties hereto as expressly referred to therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
[Signatures on the Following Page]

          IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

MEMBER: AURORA DIAGNOSTICS, LLC
By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

COMPANY: AURORA GREENSBORO LLC
By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

[signature Page to First Amendment LLC Agreement-Aurora Greensboro LLC]